Exhibit 99.1


                              SEPARATION AGREEMENT


     AGREEMENT dated as of September 16, 2004 (the "Effective Date") between IPIX Corporation, a Delaware corporation with its principal offices at 3160 Crow Canyon Road, Fourth Floor, San Ramon, California, 64583 (the "Company") and Donald W. Strickland ("Employee").


     WHEREAS, IPIX Corporation and Employee are parties to an employment agreement dated July 1, 2001 (the "Employment Agreement");


     WHEREAS, the Company and Employee desire to terminate the Employment Agreement; and


     WHEREAS, the Company and Employee desire to enter into this Agreement;


     NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

     Section 1. Termination of Employment Agreement. The Company and Employee mutually agree to terminate the Employment Agreement, and all rights and duties arising from it or under it, effective as of September 16, 2004 (the "Termination Date"), except as specifically provided herein.

     Section 2.  Severance Payments to Employee; Other Matters.


     (a) Within thirty (30) days of the Termination Date, the Company shall pay any portion of Employee's base salary, vacation time and travel, entertainment or other business expenses incurred or accrued but not paid, as of the Termination Date. In addition, the Company shall pay to Employee a severance payment in cash (the "Severance Payment") equal to $167,500, which will be paid in six (6) monthly installments, with the first installment beginning on October 1, 2004.

     (b) The Company may withhold from any amounts payable under this Agreement any U.S. federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. The Company's obligations to make any payments pursuant to this Section 2 are expressly conditioned on Employee's continued compliance with the provisions of this Agreement. Employee will provide to the Company within thirty (30) days of the Termination Date documentation reasonably required to substantiate the business-related expenses described in Section 2(a) of this Agreement.

     (c) From the Effective Date through March 16, 2005, any options issued to Employee shall continue to vest in accordance with their terms. Such options must be exercised on or before June 14, 2005, at which time they shall expire.

     (d) The Company shall reimburse Employee for the amount of Employee's premium payments for group health coverage, if any, elected by Employee pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); provided, however, that Employee shall be solely responsible for all matters relating to Employee's continuation of coverage pursuant to COBRA, including (without limitation) Employee's election of such coverage and Employee's timely payment of premiums; provided further, that upon the earlier to occur of (A) the time that Employee no longer constitutes a Qualified Beneficiary (as such term is defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended) and (B) March 16, 2005.

     Section 3. Conditional Nature of the Severance Payment; Non-Competition Agreement.

     (a) Conditional Nature of the Severance Payment; Non-Competition. Notwithstanding anything in this Agreement, Employee acknowledges that the provisions of (i) any confidentiality and invention assignment agreement in effect as of the Termination Date (the "Confidentiality Agreement") and (ii) Sections 6.5 (Cooperation), 8 (Post-Employment Activities), 9 (Remedies) and
10.6 (Assistance in Litigation) of the Employment Agreement (the "Employment Agreement Provisions") shall remain in full force and effect for the time periods specified therein. Employee agrees and acknowledges that the Employee's right to receive and keep the severance payments and other benefits set forth in
Section 2 is conditioned upon Employee continuing to observe, and not be in breach of, the provisions of the Confidentiality Agreement and the Employment Agreement Provisions. Upon any breach of the Confidentiality Agreement or the Employment Agreement Provisions, all severance payments pursuant to Section 2 of this Agreement shall immediately cease, or if already paid, shall be recoverable in full by the Company.

     (b) Exclusions. No provision of this Agreement shall be construed to preclude Employee from performing the same services which the Company hereby retains Employee to perform for any person or entity which is not a Competitor of the Company upon the expiration or termination of Employee's employment (or any post-employment consultation) so long as Employee does not thereby violate any term of the Employment Agreement or the Confidentiality Agreement.

     Section 4. Remedies. Employee's obligations under Section 3 of this Agreement shall survive the Termination Date. Employee acknowledges that a remedy at law for any breach or threatened breach by Employee of Section 3 of this Agreement would be inadequate and Employee therefore agrees that the Company shall be entitled to injunctive relief in any court of competent jurisdiction in the case of any such breach or threatened breach. Employee acknowledges that this Section 4 does not limit the Company's right to seek monetary damages for breach of this Agreement.

     Section 5. Golden Parachute Excise Tax.

     (a) Reimbursement. In the event that it shall be determined that any payment or other benefit by the Company to or for the benefit of Employee under this Agreement or otherwise, whether paid or payable, but determined without regard to any additional payments required under this Section (the "Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal


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

Revenue Code (the "Excise Tax"), then Employee shall be entitled to receive (i) an additional payment from the Company (the "Reimbursement Payment") sufficient to pay the Excise Tax, and (ii) an additional payment from the Company sufficient to pay the Excise Tax and federal and state income taxes arising from the payments made by the Company to Employee pursuant to this sentence.

     (b) Determination. Unless the Company and Employee otherwise agree in writing, any determination required under this Section 5 shall be made in writing by the Company's primary independent public accounting firm (the
"Accountants"), whose determination shall be conclusive and binding upon Employee and the Company for all purposes. For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Internal Revenue Code. The Company and Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     Section 6. Release. For and in consideration of the payment to be made and for other valuable consideration to be provided to Employee pursuant to this Agreement, Employee, for himself, his heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter, collectively referred to as "Releasors"), hereby forever releases and discharges the Company and any of its past, present or future parent entities, and all of the partners, subsidiaries, affiliates, divisions, employee benefit and/or pension plans or funds, successors and assigns of each and any of its or their past, present or future directors, officers, attorneys, agents, trustees, administrators, employees, or assigns (whether acting as agents for the Company or in their individual capacities) (hereinafter collectively referred to as "Releasees") from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise), whether known or unknown, by reason of any act, omission, transaction or occurrence which Releasors ever had, now have or hereafter can, shall or may have against Releasees up to and including the Termination Date. Without limiting the generality of the foregoing, Releasors hereby release and discharge Releasees from:

     (a) any and all claims relating to Employee's employment ("employment" in this Agreement refers to any remunerative relationship, including without limitation, any form of independent contractor or consultant relationship);

     (b) any and all claims of employment discrimination, harassment and/or retaliation under any federal, state or local statute or ordinance, including without limitation, any and all claims under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the New York State Executive Law, the New York City Administrative Code;

     (c) any and all claims for tortious conduct, wrongful discharge and/or breach of employment contract or commission agreement; and


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

     (d) any all claims for attorney's fees, costs, disbursements and the like which Employee ever had, now has or hereafter can, shall or may have against Releasees for, upon or by reason of any act, omission, transaction or occurrence up to and including the Termination Date.

     Section 7. Miscellaneous.

     (a) Governing Law/Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of Tennessee, without reference to principles of conflict of laws.

     (b) Entire Agreement/Amendments. This Agreement shall supersede the Employment Agreement in its entirety and contains the entire understanding of the parties with respect to the termination of the Employment Agreement and any rights and duties arising under or from it. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein or therein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

     (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     (e) Assignment. This Agreement shall not be assignable by Employee and may be assigned by the Company without the consent of Employee; provided, however, that the Company shall require any successor to substantially all of the stock, assets or business of the Company to assume this Agreement.

     (f) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, devisees and legatees of the parties.

     (g) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.


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

     (h) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                     By:  /s/ David M. Wilds
                                        -------------------------------
                                              IPIX Corporation

                                        Title: Chairman

                                        Address:     3160 Crow Canyon Road
                                                     Fourth Floor
                                                     San Ramon, California 64583



                                          /s/ Donald W. Strickland
                                        --------------------------------


                                        Name:        Donald W. Strickland
                                        Address:     20101 Mendelson Lane
                                                     Saratoga, California 95070






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